EXHIBIT 1.01
Allot Communications Ltd.

Conflict Minerals Report
For the reporting period from January 1, 2014 to December 31, 2014

INTRODUCTION

This Conflict Minerals Report (the “Report”) of Allot Communications Ltd. ( “Allot,” “Company,” “we” or “us”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period between January 1, 2014 and December 31, 2014 (the “2014 calendar year”). The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, the “Conflict Minerals”), that originated in the Democratic Republic of the Congo (“DRC”) and certain adjoining countries (collectively with the DRC, the “Covered Countries”).

In accordance with the Rule, the Company has concluded in good faith that during the year ended December 31, 2014:

-	Allot has manufactured or contracted to manufacture products as to which Conflict Minerals are necessary to the functionality or production of its products; and

-
Based on its reasonable country of origin inquiry, Allot had reason to believe that a portion of its necessary Conflict Minerals originated or may have originated from the Covered Countries and that those minerals may not be solely from recycled or scrap sources

As a result of the above findings, Allot is filing this Report with its Form SD to comply with the requirements of the Rule.

PART I.  DESCRIPTION OF THE COMPANY’S PRODUCTS COVERED BY THIS REPORT

Allot is a leading global provider of intelligent broadband solutions, focused on developing mobile, fixed and enterprise networks to support the “digital lifestyle.” Allot’s solutions, which are based on deep packet inspection technology, identify and leverage the business intelligence in data networks, empowering network operators to shape users’ digital lifestyle experiences and to capitalize on the network traffic they generate.  As described in this Report, during the reporting period between January 1, 2014 and December 31, 2014, certain of the Company’s operations manufactured, or contracted to manufacture, products for which the Conflict Minerals are necessary to the functionality or production of those products (collectively, the “Covered Products”).

During the 2014 calendar year, the Covered Products included the following:

-	Allot Service Gateway, Sigma E, Allot Service Gateway Tera and VDC Product Families
o	Highly scalable mobile platforms that enable Internet providers to manage high-speed broadband performance and to control infrastructure and operating costs; and

-	NetEnforcer Device Family
o
Purpose-built devices for monitoring and managing data traffic on enterprise, cloud and broadband service provider networks that provide essential visibility, policy enforcement and traffic steering for a wide range of networks.

PART II.  THE COMPANY’S DUE DILIGENCE PROCESS

The Company’s due diligence measures have been designed to conform to the five-step framework laid out by the Organization for Economic Co-operation and Development in its OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (2013), including the related supplements on gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”).

OECD Guidance Step 1: Establish strong management systems for conflict minerals supply chain due diligence and reporting compliance.

Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas.

The Company has adopted a policy relating to the Conflict Minerals (the “Policy”), which incorporates the standards set forth in the OECD Guidance. Specifically, the Policy states that the Company supports the actions of governments and organizations to increase supply chain transparency and enable companies to source conflict-free minerals. Further, the Company has initiated a comprehensive process to meet its regulatory obligations related to the sourcing of Conflict Minerals, taking steps to expand its supply chain due diligence measures and internal controls for the Conflict Minerals.

The Policy is available on the Company’s website at http://www.allot.com/company/get-to-know-allot/quality-management/.

Structure internal management systems to support supply chain due diligence.

The Company’s compliance with the Policy and the Rule is overseen by the head of the Company’s engineering department. A team of subject matter experts from relevant departments within the Company, including the engineering, quality assurance and legal departments, is collectively responsible for implementing the Company’s conflict minerals strategy and compliance processes and for training employees outside of the team on their roles and responsibilities in connection with the compliance program. Additionally, this team meets regularly to assess the progress of the Company’s compliance program and reports to management from time to time. The team reported progress and results of its due diligence efforts to management at review sessions held at various times throughout the 2014 calendar year.

Establish a system of controls and transparency over the Conflict Minerals supply chain.

To educate its senior management regarding sourcing practices, the Company has participated in groups and forums focused on responsible sourcing of Conflict Minerals, including several presentations given by the Institute of Printed Circuits, ILTAM – The Israeli Users’ Association of Advanced Technologies in Hi-Tech Integrated Systems, and Flextronics, a major supply chain solutions company, in addition to other educational seminars run by industry professionals.

Consistent with the Company’s commitment to sourcing products from suppliers that share its values with regard to human rights, ethics and social and environmental responsibility, as outlined in the Policy, and in compliance with the Rule, the Company has undertaken a multi-stage diligence inquiry to verify the possible sources of the Conflict Minerals contained in the products manufactured or contracted to be manufactured by the Company. The team overseeing the Company’s conflict minerals strategy and compliance program has led this inquiry, with each focus group listed below tasked with specific responsibilities relating to the due diligence efforts:

-	Engineering focus group
o
Identifying and providing information regarding all parts and components used in all products manufactured or contracted to be manufactured by the Company, and all raw materials used in the manufacturing process.

o	Establishing and implementing a database for tracking and reporting Conflict Minerals data.

-	Quality Assurance focus group
o	Ensuring that the Company’s Policy is implemented by suppliers in contracts and purchase orders.
o	Promoting transparency and ensuring that information concerning the Company’s compliance is available to customers and sales personnel.

-	Legal focus group
o	Ensuring that the Company complies with relevant laws and regulations, including the related reporting requirements. Engaging in contract and other documentation reviews.

Strengthen the Company’s engagement with suppliers.

The Company informs its in-scope manufacturers and suppliers of its materials disclosure requirements, including its compliance with the OECD Guidance and the Rule, and of specification updates that the Company communicates and tracks electronically. Moreover, the Company has revised the terms of its purchase order and contract terms and conditions to ensure that manufacturers and suppliers are expressly required to procure the Conflict Minerals from sources that have been verified as conflict-free and to support the supply chain due diligence process employed by the Company.

Establish a company-level grievance mechanism.

The Company maintains an open reporting system through which employees and third parties may report concerns about potential or actual violations of the Policy. Concerns may be reported anonymously or for attribution through several channels, including through an employee’s immediate manager or the Company’s legal department.

OECD Guidance Step 2: Identify and assess risks in the Company’s supply chain.

Identify risks in the supply chain.

The Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company’s supply chain with respect to the Covered Products is complex, with multiple intermediaries and third parties in the supply chain between the Company’s manufacture of the Covered Products and the original sources of Conflict Minerals. As a result, the Company designed its due diligence to conform to the requirements of the Rule and the OECD Guidance, as applicable for downstream companies. The Company relied and continues to rely on its suppliers to provide information regarding the origin of Conflict Minerals included in the Covered Products. Because the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, the Company relied on its linkages to suppliers to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

The first step in the Company’s due diligence process was to determine which products manufactured or contracted to be manufactured by the Company during the 2014 calendar year may fall within the scope of the Rule and which first-tier suppliers and manufacturers the Company ought to engage in its due diligence efforts.

-
The engineering focus group reviewed the catalog of the products manufactured or contracted to be manufactured by the Company in the 2014 calendar year to determine which products contain Conflict Minerals necessary to the functionality or production of the product. The Company’s Product Lifecycle Management software was used to generate a list of all of the components of these products. Based on the components used in products manufactured or contracted to be manufactured by the Company, the Covered Products were identified. The Covered Products are listed in Part I of this Report.

-
The engineering focus group also generated, through the Company’s Product Lifecycle Management system, a list of the manufacturers or suppliers of the components of the Covered Products, allowing the engineering focus group to pinpoint the Company’s first-tier manufacturers and suppliers.

-
Based on the engineering focus group’s findings, the Company engaged an expert consulting agency, SBS Ltd. (the “Consultant”), in order to update the Company’s Compliance Data Manager software. This Conflict Minerals management system stores information, such as documents received from manufacturers and suppliers, reflecting active components used by the Company and the degree to which the Company’s manufacturers and suppliers adhere to relevant laws. In recording this data, the system ensures a fixed tracking of sources of components and raw materials.

Once the final first-tier manufacturer and supplier list was confirmed, all manufacturers and suppliers identified in connection with the Covered Products were then contacted by the Consulatnt and provided with a supply chain survey in the form of the latest version of the Electronic Industry Citizenship Coalition Conflict Minerals Reporting Template (the “EICC Conflict Minerals Reporting Template”). The Company modeled its survey after version 3.01 of the EEIC Conflict Minerals Reporting Template for part of the 2014 calendar year, and then adopted version 3.02 of the template following its release on November 7, 2014. In its cover letter enclosing the template, the Consultant (i) reiterated the requirements of the Rule and its applicability to the Company and (ii) requested that each recipient manufacturer or supplier complete the survey for all products supplied to the Company during the 2014 calendar year.

As set forth in the EICC Conflict Minerals Reporting Template and the OECD Guidance, manufacturers and suppliers which completed the survey, made representations or provided information regarding the following:

-	the country of origin for the Conflict Minerals contained in the components or products provided by the solicited manufacturer or supplier to the Company;
-	whether such Conflict Minerals directly or indirectly finance armed conflict in the Covered Countries;
-	all of the smelters in the manufacturer or supplier’s supply chain for such Conflict Minerals;
-	whether such smelters have been validated as in compliance with the Conflict-Free Smelter Initiative’s (“CFSI”) Conflict-Free Smelter Program (“CFSP”);
-	whether the manufacturer or supplier has its own Conflict Minerals policy that requires its own direct suppliers to be DRC conflict-free; and
-	whether the manufacturer or supplier uses the EICC Conflict Minerals Reporting Template with its own suppliers to gather similar information.

Assess risk in the supply chain.

The information received from manufacturers and suppliers was reviewed against the CFSI’s Conflict-Free Smelter list. The Company adopted the following multi-step process to evaluate the surveys:

-
If correctly completed, each survey identified the smelters and refiners within the solicited supplier or manufacturer’s supply chain. Thus, the Company compared each completed survey against the CFSI Conflict-Free Smelter list to determine whether the smelters or refiners associated with the surveyed supplier or manufacturer qualified as “conflict-free.” The CFSP uses independent third-party auditors to audit the source, including mines of origin and chain of custody, of the Conflict Minerals processed by smelters and refiners which agree to undergo an audit. The smelter or refiner is considered “conflict-free” on the CFSI Conflict-Free Smelter list if the audited smelter or refiner adheres to the CFSP’s assessment protocols and the independent auditor verifies separately that the smelter’s or refiner’s Conflict Minerals originated from conflict-free sources. To be compliant with CFSI standards, smelters and refiners must disclose to the auditors the identities or locations of the mines from which they source their Conflict Minerals. The CFSI Conflict-Free Smelter list includes the names, locations and links to conflict minerals policies of all smelters and refiners deemed compliant with the CFSP’s assessment protocols.

-	The Company worked with individual manufacturers and suppliers that had questions or concerns regarding the survey modeled after the EEIC Conflict Minerals Reporting Template or regarding the Rule.
-
Manufacturers and suppliers that returned surveys that appeared to be incomplete or incorrect were contacted again with a follow-up request to provide the missing information or to correct the inaccuracies.

-
Manufacturers and suppliers that refused to respond to the follow-up request were issued an official notification by the Company’s senior officers informing them that continued refusal could result in cancelation of all contractual engagements.

Following the process outlined above, as of December 31, 2014, the Company received completed survey responses from manufacturers and suppliers on the list, responsible for approximately 55% of manufactured parts used in the Covered Products included in the supply chain survey. The Company relied on the completed surveys it received from its manufacturers and suppliers as the main source of documentation supporting the representations made by such parties regarding the source and chain of custody of relevant Conflict Minerals.

 OECD Guidance Step 3: Design and implement a strategy to respond to identified risks.

Report findings to designated senior management.

The team overseeing the Company’s conflict minerals strategy and compliance program reported its due diligence findings to senior management overseeing the supply chain and engineering departments, including the Corporate Quality Assistant Vice President and the Vice President for Operations. All completed surveys from manufacturers and suppliers were stored electronically in a central location accessible to authorized employees in the Company’s engineering and legal departments. The Company’s quality assurance department was involved in the design and was responsible for the internal audit of the due diligence process.

Devise and adopt a risk management plan.

In light of the complexity of the Company’s and its suppliers’ supply chains, the Company is currently unable to assess adequately all of the risks in its supply chain. However, the Company has taken and continues to take steps to manage risks, including:

-	engaging with manufacturers and suppliers to obtain current, accurate and complete information about the Company’s supply chains;
-
encouraging manufacturers and suppliers to implement responsible sourcing and—to the extent that the Company is a downstream company with limited control over smelters and refiners—asking manufacturers and suppliers to encourage smelters and refiners to obtain a “conflict-free” designation from an independent, third-party auditor;

-	taking part in industry initiatives promoting “conflict-free” supply chains; and
-
advocating that our industry membership organizations develop and implement due diligence capability training modules in cooperation with relevant international organizations, non-governmental organizations, stakeholders and other experts.

The Company employs an escalation process whereby it promptly engages directly with suppliers or manufacturers upon obtaining any information that may indicate that such suppliers or manufacturers may be sourcing Conflict Minerals from any of the Covered Countries. Various steps taken by the Company in such instances may include requiring a contracted supplier or manufacturer to find an alternative source for the Covered Minerals for use in products or components supplied to the Company, or, if appropriate in light of all relevant factors, suspending or terminating contractual relationship with the supplier or manufacturer. The Company’s risk management plan is  ultimately to discontinue doing business with any supplier found to be purchasing the Conflict Minerals, the trading of which directly or indirectly finance or benefit armed groups in the Covered Countries, after attempts at corrective actions are not successful.

OECD Guidance Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices.

Due to the Company’s position in the supply chain, the Company does not have a direct relationship with smelters and refiners, nor does it perform direct audits of the smelters and refiners that provide its supply chain with the Conflict Minerals contained in the Company’s Covered Products. The Company relies upon industry efforts to influence smelters and refiners to undergo audits and become certified through the CFSP.

OECD Guidance Step 5: Report annually on supply chain due diligence.

The Company has filed with the Securities and Exchange Commission its specialized disclosure report on Form SD, which includes this Conflict Minerals Report as Exhibit 1.01, for the reporting period from January 1, 2014 to December 31, 2014. In accordance with OECD Guidance and the Rule, the Company has also made these disclosures available on its website at http://investors.allot.com/sec.cfm.

PART III.  THE COMPANY’S DUE DILIGENCE FINDINGS AND CONCLUSIONS

After exercising the due diligence described above, the Company was unable to conclusively determine the origin of the Conflict Minerals contained in the Covered Products.

However, based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products during the covered period included the smelters and refineries listed on Appendix A to this Report.

PART IV. IMPLEMENTATION OF STRATEGIES TO RESPOND TO IDENTIFIED RISKS AND FUTURE STEPS

Going forward, the Company plans to continue to engage with its manufacturers and suppliers to obtain current, accurate and complete information about its supply chains and will continue to improve its due diligence efforts to ensure responsible sourcing in compliance with the Policy. The Company also intends to continue its engagement with industry programs and groups to encourage the further adoption, improvement and reliability of relevant programs, tools and standards. The Company intends to monitor the performance and efficiency of its due diligence efforts and to establish procedures designed to account for any new risks in the risk management plan.

Appendix A

CURRENTLY KNOWN SMELTER AND REFINERY LIST

Metal	Standard Smelter Names	Country of Smelter Facility	Smelter Status
Gold	Acade Noble Metal (Zhao Yuan) Corporation	China	Unknown
Gold	Academy Precious Metal Materials (Zhaoyuan) Co., Ltd.	China	Unknown
Gold	AcademyPreciousMetals(China)Co., Ltd	China	Unknown
Gold	AGR Matthey	Australia	Unknown
Gold	Aida Chemical Industries Co. Ltd.	Japan	Conflict Free
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Germany	Conflict Free
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Unknown
Gold	AngloGold Ashanti Mineração Ltda	Brazil	Conflict Free
Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation	China	Unknown
Gold	ANZ Banking	Australia	Unknown
Gold	Argor Heraeus	Switzerland	Conflict Free
Gold	Argor-Heraeus SA	Switzerland	Unknown
Gold	Asahi Pretec Corp	Japan	Conflict Free
Gold	Asaka Riken Co Ltd	Japan	CFSP-active
Gold	Asarco	United States	Unknown
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Conflict Free
Gold	Aurubis AG	Germany	Unknown
Gold	Auston powder	United States	Unknown
Gold	Baiyin Nonferrous Group Co.,Ltd	China	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Unknown
Gold	Bauer Walser AG	Germany	Unknown
Gold	Boliden AB	Sweden	Conflict Free
Gold	Boliden Mineral AB	Sweden	Unknown
Gold	C. Hafner GmbH + Co. KG	Germany	Conflict Free
Gold	Caridad	Mexico	Unknown
Gold	Cendres & Métaux SA	Switzerland	CFSP-active
Gold	Central Bank of the DPR of Korea	South Korea	Unknown
Gold	Central Bank of the Philippines Gold Refinery & Mint	Philippines	Unknown
Gold	CHALCO Yunnan Copper Co. Ltd.	China	Unknown
Gold	Changzhou Chemical Research Institute Co. Ltd.	China	Unknown
Gold	Cheong Hing	Hong Kong	Unknown
Gold	Chimet	Italy	Conflict Free

Gold	Chimet SpA	Italy	Unknown
Gold	China Sino-Platinum Metals Co.,Ltd	China	Unknown
Gold	China Gold	China	Unknown
Gold	china Gold international resources corp.ltd	China	Unknown
Gold	China Golddeal	China	Unknown
Gold	China National Gold Group Corporation	China	Unknown
Gold	Chinese Government	China	Unknown
Gold	Chugai Mining	Japan	Unknown
Gold	Chugai Mining Co., Ltd.	Japan	Unknown
Gold	Codelco	Chile	Unknown
Gold	Colt Refining	United States	Unknown
Gold	Cookson Group	Spain	Unknown
Gold	Cookson Sempasa	Spain	Unknown
Gold	Daejin Indus Co. Ltd	South Korea	Unknown
Gold	Shengmao Soldering Tin Material (suzhou) Co., Ltd.	China	Unknown
Gold	Daejin Industries	South Korea	Unknown
Gold	DaeryongENC	South Korea	Unknown
Gold	Daye Nonferrous	China	Unknown
Gold	Do Sung Corporation	South Korea	Unknown
Gold	Do Sung Metal	South Korea	Unknown
Gold	Doduco	Germany	CFSP-active
Gold	Dong'guan Dong wu Violent-toxic Chemical Products Co., Ltd.	China	Unknown
Gold	Dongguan Dongxu Metal Surface Hanlde Co Ltd	CHILE	Unknown
Gold	Dongguan Standard Electronic Material.Co.,Ltd	China	Unknown
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	China	Unknown
Gold	Dowa	Japan	Conflict Free
Gold	DUOXIN	China	Unknown
Gold	E-CHEM Enterprise Corp	China	Unknown
Gold	ECHEMEMI Enterprise Corp.	China	Unknown
Gold	Eco-System Recycling Co., LTD.	Japan	Conflict Free
Gold	ESG Edelmetallservice GmbH & Co. KG	Germany	Unknown
Gold	Feinhütte Halsbrücke GmbH	Germany	Unknown
Gold	FSE Novosibirsk Refinery	Russian Federation	Unknown
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China	Unknown
Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	China	Unknown
Gold	Government (Police Dept.)	China	Unknown
Gold	Guang Dong Jing Ding Co., LTD	China	Unknown

Gold	Guangdong Jinding Gold Ltd.	China	Unknown
Gold	Guangdong MingFa Precious Metal Co.,Ltd	China	Unknown
Gold	Harima Smelter	Japan	Unknown
Gold	Harmony Gold Refinery	South Africa	Unknown
Gold	HeeSung	Kazakhstan	Unknown
Gold	Heesung Catalysts Corp.	South Korea	Unknown
Gold	Heesung Metal Ltd	Australia	Unknown
Gold	Heimerle + Meule GmbH	Germany	Conflict Free
Gold	Henan San Men Xia	China	Unknown
Gold	Henan Sanmenxia Lingbao City Jinyuan Mining Industry Co., Ltd.	China	Unknown
Gold	Henan zhongyuan gold melter	China	Unknown
Gold	Heraeus Electronic Materials Phils.,Inc.	Hong Kong	Unknown
Gold	Heraeus Group	United States	Unknown
Gold	Heraeus limited	China	Unknown
Gold	Heraeus Ltd - China	China	Unknown
Gold	Heraeus Ltd. - Hong Kong	Hong Kong	Conflict Free
Gold	Heraeus Ltd. - Canada	Canada	Unknown
Gold	Heraeus Ltd. - USA Heraeus Precious Metals, Inc, USA	United States	Unknown
Gold	Heraeus Materials Technology GmbH & CO. KG	Germany	Conflict Free
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Unknown
Gold	Heraeus Precious Metals North America	United States	Unknown
Gold	Heraeus Zhaoyuan Changshu Electronic Materials Co., Ltd	China	Unknown
Gold	Heraeus Zhaoyuan Precious Metal Materials Co., Ltd.	China	Unknown
Gold	heraeus (zhao yuan)	China	Unknown
Gold	Heraeus (Zhaoyuan) Metal Materials C0., Ltd/Heraeus Zhaoyuan(changshu)Electronic Materials Co., Ltd.	China	Unknown
Gold	Hisikari Mine	Japan	Unknown
Gold	Hon Hai	Taiwan	Unknown
Gold	Hon Shen Co. Ltd	Taiwan	Unknown
Gold	HonHai Precision Co., Ltd.	Taiwan	Unknown
Gold	Hunan Chenzhou Mining Group Co. Ltd	China	Unknown
Gold	Hwasung CJ Co. Ltd	South Korea	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conflict Free
Gold	Istanbul Gold Refinery	Turkey	Conflict Free

Gold	Japan Mint	Japan	Conflict Free
Gold	Japan Pure Chemical	Japan	Unknown
Gold	Jia Lung Corp	Taiwan	Unknown
Gold	Jiangxi Copper Company Limited	China	Unknown
Gold	Jie sheng	China	Unknown
Gold	Jin Dong Heng	China	Unknown
Gold	Jin Jinyin refining company limited	China	Unknown
Gold	Jinfeng Gold Mine Smelter	China	Unknown
Gold	Jinlong Copper Co., Ltd.	China	Unknown
Gold	Johnson Matthey	United Kingdom	Unknown
Gold	Johnson Matthey Hong Kong Ltd.	China	Unknown
Gold	Johnson Matthey Inc	United States	Conflict Free
Gold	Johnson Matthey Limited	Canada	Conflict Free
Gold	Johnson Matthey USA	United States	Unknown
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Conflict Free
Gold	JSC Uralectromed	Russian Federation	Conflict Free
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conflict Free
Gold	Kanfort Industrial (Yantai)	China	Unknown
Gold	Kanfort Industrial (Yantai) Co. Ltd.	China	Unknown
Gold	Kazzinc Ltd	Kazakhstan	Conflict Free
Gold	Kee Shing	Hong Kong	Unknown
Gold	Kennecott Utah Copper	United States	Unknown
Gold	Kennecott Utah Copper LLC	United States	Conflict Free
Gold	Kojima Chemicals Co. Ltd	Japan	Conflict Free
Gold	Korea Metal	South Korea	Unknown
Gold	Korea Metal Co. Ltd	South Korea	Unknown
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	China	Unknown
Gold	Kyocera	Japan	Unknown
Gold	Kyrgyzaltyn JSC	Kyrgystan	Unknown
Gold	L' azurde Company For Jewelry	Saudi Arabia	Conflict Free
Gold	LBMA	Japan	Unknown
Gold	LG-Nikko	South Korea	Unknown
Gold	Lingbao Gold	China	Unknown
Gold	Lingbao Jinyuan Tonghui	China	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China	Unknown
Gold	Linxens	France	Unknown
Gold	Littlefuse	United States	Unknown

Gold	London Bullion Market Association	United Kingdom	Unknown
Gold	London Metal Exchange (LME)	China	Unknown
Gold	LS- Nikko, Japan	Japan	Unknown
Gold	LS-Nikko Copper Inc	South Korea	Conflict Free
Gold	Luoyang Zijin Yinhui Gold Smelting Co. Ltd	China	Unknown
Gold	Materion	United States	Conflict Free
Gold	Materion Advanced Materials Technologies and Services	United States	Unknown
Gold	Matsuda Sangyo Co. Ltd	Japan	Conflict Free
Gold	Matsudfa Industrial Corporation	Japan	Unknown
Gold	Metalor France	France	Unknown
Gold	Metalor Switzerland	Switzerland	Conflict Free
Gold	Metalor Technologies (Hong Kong) Ltd	China	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong	Conflict Free
Gold	Metalor Technologies (Suzhou) Ltd.	China	Unknown
Gold	Metalor Technologies SA	Switzerland	Unknown
Gold	Metalor Technologies Singapore Pte Ltd	Singapore	Conflict Free
Gold	Metalor USA Refining Corporation	United States	Conflict Free
Gold	Met-Mex Peñoles, S.A.	Mexico	Conflict Free
Gold	Mitsubishi Materials Corporation	Japan	Conflict Free
Gold	Mitsui & Co. Precious Metals Inc. Hong Kong Branch	Hong Kong	Unknown
Gold	Mitsui Bassan Precision Metals	China	Unknown
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conflict Free
Gold	Mitui kinzoku Co Ltd takehara seirenjyo	Japan	Unknown
Gold	MK Electron	South Korea	Unknown
Gold	Morigin Company	Japan	Unknown
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Unknown
Gold	N.E.Chemcat Corporation	Japan	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Conflict Free
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Unknown
Gold	Nihon Material Co. LTD	Japan	Conflict Free
Gold	Ningbo Kangqiang	China	Unknown
Gold	Norddeutsche Affinererie AG	Germany	Conflict Free
Gold	Ohio Precious Metals LLC.	United States	Conflict Free
Gold	Ohura Precious Metal Industry Co., Ltd	Japan	Conflict Free
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation	Conflict Free
Gold	OJSC Kolyma Refinery	Russian Federation	Unknown

Gold	PAMP SA	Switzerland	Conflict Free
Gold	Pan Pacific Copper Co. LTD	Japan	Unknown
Gold	Penglai Penggang Gold Industry Co Ltd	China	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Unknown
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conflict Free
Gold	PX Précinox SA	Switzerland	Conflict Free
Gold	Qiankun Gold and Silver	China	Unknown
Gold	Rand Refinery (Pty) Ltd	South Africa	Unknown
Gold	Rand Refinery Limited	South Africa	Conflict Free
Gold	Realized the enterprise co.,ltd.	China	Unknown
Gold	Remondis Argentia B.V.	Netherlands	Unknown
Gold	Rohm & Haas Elec. Mat'ls	Singapore	Unknown
Gold	Rohm and Haas	China	Unknown
Gold	Royal Canadian Mint	Canada	Conflict Free
Gold	Sabin	United States	Unknown
Gold	Sabin Metal Corp.	United States	Unknown
Gold	Saga, Japan	Japan	Unknown
Gold	Samduck Precious Metals	South Korea	Unknown
Gold	Samwon Metal	South Korea	Unknown
Gold	Samwon Metals Corp.	South Korea	Unknown
Gold	Sanmenxia hang seng science and technology, research and development Co., LTD	China	Unknown
Gold	Schone Edelmetaal	Netherlands	Conflict Free
Gold	Scotia Mocatta	Hong Kong	Unknown
Gold	SD (Samdok) Metal	South Korea	Unknown
Gold	SEMPSA Joyeria Plateria SA	Spain	Conflict Free
Gold	Senju Metal Industries	Japan	Unknown
Gold	Senju Metal Industry Co. Ltd.	Japan	Unknown
Gold	Shandong Gold Mining Co., Ltd (and refinery)	China	Unknown
Gold	Shandong Jun Mai Fu	China	Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co. Ltd.	China	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China	Conflict Free
Gold	Shanghai Gold Exchange	China	Unknown
Gold	Shen Zhen Thousand Island Ltd.	China	Unknown
Gold	Shenzhen fujun material technology co.,ltd	China	Unknown
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	China	Unknown
Gold	Shenzhen Tiancheng Chemical Co. Ltd	China	Unknown

Gold	ShenZhen urban pubic bureau of China	China	Unknown
Gold	Shonan Plant Tanaka Kikinzoku	Japan	Unknown
Gold	SKE (China): Shanghai Kyocera Electronics Co. Ltd.	China	Unknown
Gold	So Accurate Refing Group	United States	Unknown
Gold	So Accurate Refining Services	United States	Unknown
Gold	5N Plus	Germany	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CFSP-active
Gold	Sojitz	Japan	Unknown
Gold	Solar Applied Materials Taiwan	Taiwan	Conflict Free
Gold	Solar Applied Materials Technology Corp.	Taiwan	Unknown
Gold	Soochow University's	China	Unknown
Gold	Standard Bank	Hong Kong	Unknown
Gold	Sumisho	Japan	Unknown
Gold	Sumisho Materials Corp.	Japan	Unknown
Gold	Sumitomo Metal Mining Co. Ltd	United States	Unknown
Gold	Sumitomo Metal Mining Co. Ltd.	Japan	Conflict Free
Gold	Suzhou xingrui	China	Unknown
Gold	Suzhou Xingrui Noble	China	Unknown
Gold	Tai'zhou City Yangtze River Delta Electron Ltd.	China	Unknown
Gold	Taizhou Delta Electronics Co., Ltd.	China	Unknown
Gold	Taizhou mayor triangle electronic Co., LTD	China	Unknown
Gold	Tanaka Denshi Kogyo	Japan	Unknown
Gold	Tanaka Kikinnzoku Kogyo K.K.	Japan	Conflict Free
Gold	Technic Inc	United States	Unknown
Gold	The Great Wall Gold and Silver Refinery of China	China	Unknown
Gold	The Hutti Gold Mines Co. Ltd.	India	Unknown
Gold	The Refinery of Shandong Gold Mining Co., Ltd	China	Conflict Free
Gold	Tokuriki Honten Co. Ltd	Japan	Unknown
Gold	Tokuriki Tokyo Melters Assayers	Japan	Conflict Free
Gold	Tongling Nonferrous Metal Group Co. Ltd	China	Unknown
Gold	Torecom	South Korea	CFSP-active
Gold	UBS AG Bahnhofstr.	Switzerland	Unknown
Gold	Umicore Brasil Ltda	Brazil	Conflict Free
Gold	Umicore Galvanotechnik GmbH	Germany	Unknown
Gold	Umicore Precious Metals Thailand	Thailand	Conflict Free
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	Conflict Free
Gold	Uniforce Metal Industrial Corp.	Hong Kong	Unknown

Gold	United Precious Metal Refining, Inc.	United States	Conflict Free
Gold	United Refining	United States	Unknown
Gold	UYEMURA	United States	Unknown
Gold	Valcambi SA	Switzerland	Conflict Free
Gold	Western Australian Mint (The Perth Mint)	Australia	Conflict Free
Gold	Williams Advanced Materials, NY	United States	Unknown
Gold	Williams Bufalo	United States	Unknown
Gold	Wuxi Middle Treasure Materials	China	Unknown
Gold	Xstrata Canada Corporation	Canada	Conflict Free
Gold	Xstrata Canada Corporation	Switzerland	Unknown
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Conflict Free
Gold	Yantai Zhaojin Kanfort Precious Metals	China	Unknown
Gold	Yanatai Zhaojin Kanfort Precious Metals Incorporated Company.	China	Unknown
Gold	Yantai Zhaojinlufu	China	Unknown
Gold	Yokohama Metal Co Ltd	Japan	CFSP-active
Gold	Yoo Chang Metal Inc.	South Korea	Unknown
Gold	Zhaojin Gold & Silver Refinery Co.,Ltd	China	Unknown
Gold	zhaojin Gold Argentine refining company limited	China	Unknown
Gold	Zhaojin Mining Industry Co.,Ltd	China	Unknown
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China	Unknown
Gold	Zhongjin Gold Corporation Limited	China	Unknown
Gold	Zhongshan Public Security Bureau, Guangdong Province ,China	China	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conflict Free
Gold	Zijin Kuang Ye Refinery	China	Unknown
Gold	Zijin Mining Group Co. Ltd	China	Conflict Free
Gold	山东招金集团有限公司	China	Unknown
Gold	招金金银精炼有限公司	China	Unknown
Gold	贺利氏招远（常熟）电子材料有限公司	China	Unknown
Gold	河南中原黄金冶炼厂有限责任公司	China	Unknown
Gold	(株)徳力本店	Japan	Unknown
Gold	森銀	Japan	Unknown
Tantalum	Cabot	United States	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conflict Free
Tantalum	Changsha Southern	China	Unknown
Tantalum	China Shenzhen Morgan Sputtering Targets & Technology Co., Ltd.	China	Unknown

Tantalum	Conghua Tantalum and Niobium Smeltry	China	Conflict Free
Tantalum	Duoluoshan	China	Conflict Free
Tantalum	Exotech Inc.	United States	Conflict Free
Tantalum	F&X	China	Conflict Free
Tantalum	Fujian Nanping	China	Unknown
Tantalum	Furuuchi Chemical Corporation	Japan	Unknown
Tantalum	Gannon & Scott	United States	Unknown
Tantalum	Global Advanced Metals	United States	Unknown
Tantalum	Global Advanced Metals Aizu	Japan	Conflict Free
Tantalum	Global Advanced Metals Boyertown	United States	Conflict Free
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Conflict Free
Tantalum	H.C. Starck Co., Ltd.	Thailand	Conflict Free
Tantalum	H.C. Starck GmbH	Germany	Unknown
Tantalum	H.C. Starck GmbH Goslar	Germany	Conflict Free
Tantalum	H.C. Starck GmbH Hermsdorf	Germany	Conflict Free
Tantalum	H.C. Starck GmbH Laufenburg	Germany	Conflict Free
Tantalum	H.C. Starck Group	Germany	Unknown
Tantalum	H.C. Starck Inc.	United States	Conflict Free
Tantalum	H.C. Starck Ltd.	Japan	Conflict Free
Tantalum	H.C. Starck Smelting GmbH & Co.Kg.	Germany	Conflict Free
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conflict Free
Tantalum	Hi-Temp	United States	Conflict Free
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	China	Conflict Free
Tantalum	JiuJiang Tambre Co. Ltd.	China	Conflict Free
Tantalum	KEMET Blue Metals	Mexico	Conflict Free
Tantalum	Kemet Blue Powder	United States	Conflict Free
Tantalum	King-Tan Tantalum Industry Ltd	China	Conflict Free
Tantalum	LMS Brasil S.A.	Brazil	Conflict Free
Tantalum	Matsuo Electric	Japan	Unknown
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India	Conflict Free
Tantalum	Meterion Advanced Materials Thin Film Products	United States	Unknown
Tantalum	Mineração Taboca S.A.	Brazil	Conflict Free
Tantalum	Mitsui Mining & Smelting	Japan	Conflict Free
Tantalum	Molycorp Silmet A.S.	Estonia	Conflict Free
Tantalum	Nantong Tongjie Electrical Co., Ltd	China	Unknown
Tantalum	Newton, MA	United States	Unknown

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conflict Free
Tantalum	Niotan	United States	Unknown
Tantalum	Nippon Kinzoku	Japan	Unknown
Tantalum	Nippon Metals & Mining	Japan	Unknown
Tantalum	NIPPON MINING & METALS	Japan	Unknown
Tantalum	NTET, Thailand	Thailand	Unknown
Tantalum	Plansee	Austria	Unknown
Tantalum	Plansee SE Liezen	Austria	Conflict Free
Tantalum	Plansee SE Reutte	Austria	Conflict Free
Tantalum	QuantumClean	United States	Conflict Free
Tantalum	RFH	China	Unknown
Tantalum	RFH Tantalum Smeltry Co. Ltd	China	Conflict Free
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China	Unknown
Tantalum	Solikamsk Metal Works	Russian Federation	Conflict Free
Tantalum	Starck	United States	Unknown
Tantalum	Taki Chemical Co., Ltd.	Japan	Unknown
Tantalum	Taki Chemicals	Japan	Conflict Free
Tantalum	Tantalite Resources	South Africa	Unknown
Tantalum	Telex	United States	Conflict Free
Tantalum	Ulba	Kazakhstan	Conflict Free
Tantalum	ULBA -Russia	Russian Federation	Unknown
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China	Unknown
Tantalum	Zhuzhou Cement Carbide	China	Conflict Free
Tin	AIM	Canada	Unknown
Tin	Alpha Metals Korea Ltd.	South Korea	Unknown
Tin	Amalgamet	United Kingdom and Northern Ireland	Unknown
Tin	Amalgamet Inc	Peru	Unknown
Tin	American Iron and Metal	United States	Unknown
Tin	American Iron and Metal	Canada	Unknown
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	China	Unknown
Tin	Aoki Loboratories Ltd.	China	Unknown
Tin	Aold Labatorios Ltd	China	Unknown
Tin	Asahi Solder Tech (Wuxi) Co. Ltd.	China	Unknown
Tin	ATI Metalworking Products	United States	Unknown
Tin	Atlantic Metals	United States	Unknown
Tin	Ausmelt Limited	Australia	Unknown

Tin	BALVER ZINN Josef Jost GmbH & Co.KG	Germany	Unknown
Tin	Bangjia Island	Indonesia	Unknown
Tin	Bangka	Indonesia	Unknown
Tin	Beijing Oriental Guide Welding Materials Co., Ltd.	China	Unknown
Tin	Best Metals	Brazil	Unknown
Tin	Bintulu	Malaysia	Unknown
Tin	Bonoka.Beliting INDONESIA	Indonesia	Unknown
Tin	Brinkmann Chemie AG	Germany	Unknown
Tin	Butterworth Smelter	Malaysia	Unknown
Tin	C. Hafner GmbH + Co. KG	Germany	Conflict Free
Tin	Canfield	United States	Unknown
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	Brazil	Unknown
Tin	Chengfeng Metals Co Pte Ltd	China	Unknown
Tin	Chengfeng Metals Co Pte Ltd	Singapore	Unknown
Tin	China Hongqiao	China	Unknown
Tin	China Rare Metal Materials Company	China	Conflict Free
Tin	China Steel	Taiwan	Unknown
Tin	China Tin Lai Ben Smelter Co., Ltd.	China	Unknown
Tin	China Tin Smelter Co. Ltd.	China	Unknown
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China	Unknown
Tin	Complejo Metalurgico Vinto S.A.	Bolivia	Unknown
Tin	Confidential	Peru	Unknown
Tin	Cookson	United States	Unknown
Tin	Cookson (Alpha)	United States	Conflict Free
Tin	Cookson Alpha Metals (Shenzhen) Co.Ltd	China	Unknown
Tin	Cookson Electronics - Alpha Metals Korea	South Korea	Unknown
Tin	Cooper Santa	Brazil	Conflict Free
Tin	Coopermetal - Cooperativa Metalúrgica de Rondônia Ltda.	Brazil	Unknown
Tin	Copyright Liuzhou China Tin Group Co.,Ltd.	China	Unknown
Tin	CSC Pure Technologies	Russian Federation	Unknown
Tin	CV DS Jaya Abadi	Indonesia	Unknown
Tin	CV Duta Putra Bangka	Indonesia	Unknown
Tin	CV Gita Pesona	Indonesia	Unknown
Tin	CV JusTindo	Indonesia	CFSP-active
Tin	CV Makmur Jaya	Indonesia	Unknown
Tin	CV Nurjanah	Indonesia	CFSP-active

Tin	CV Prima Timah Utama	Indonesia	Unknown
Tin	CV Serumpun Sebalai	Indonesia	Unknown
Tin	CV United Smelting	Indonesia	Conflict Free
Tin	DAE CHANG IND CO LTD	South Korea	Unknown
Tin	Dae Kil	South Korea	Unknown
Tin	Daewoo International	South Korea	Unknown
Tin	Dowa	Japan	Conflict Free
Tin	Duksan Hi-Metal	South Korea	Unknown
Tin	Electroloy Coroperation Sdn Bhd	Malaysia	Unknown
Tin	Electroloy Metal Pte	Singapore	Unknown
Tin	Electroloy Metal PTE LTD	China	Unknown
Tin	EM Vinto	Bolivia	Conflict Free
Tin	Empresa Metallurgica Vinto	Bolivia	Unknown
Tin	Estanho de Rondonia SA	Brazil	Unknown
Tin	Eximetal S.A.	Argentina	Unknown
Tin	Feinhuette	Germany	Unknown
Tin	Feinhütte Halsbrücke GmbH	Germany	Unknown
Tin	Fenix Metals	Poland	CFSP-active
Tin	FSE Novosibirsk Refinery	Russian Federation	Unknown
Tin	Fuji Metal Mining	Thailand	Unknown
Tin	Fuji Metal Mining Corp.	Taiwan	Unknown
Tin	Fujian Zijin copper Co.Ltd	China	Unknown
Tin	Funsur	Brazil	Unknown
Tin	Furukawa Electric	Japan	Unknown
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	China	Unknown
Tin	Gejiu Gold Smelter Minerals Co., Ltd.	China	Unknown
Tin	Gejiu Jin Ye Mineral Co., Ltd.	China	Unknown
Tin	Gejiu Non-ferrous	China	Conflict Free
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China	Unknown
Tin	Gejiu Yunxi Group Corp.	China	Unknown
Tin	Gejiu YunXin Colored Electrolysis Ltd	China	Unknown
Tin	Gejiu Zi-Li	China	Unknown
Tin	Gejiu Zili Mining and Smelting Co., Ltd.	China	Unknown
Tin	Gibbs Wire & Steel Co	United States	Unknown
Tin	Gold Bell Group	China	Unknown
Tin	Grant Manufacturing and Alloying	United States	Unknown
Tin	Guang Xi Hua Xi Corp	China	Unknown

Tin	Guangxi China Tin Group Co., Ltd.	China	Unknown
Tin	Guangxi China Tin Metal Meterials Company	China	Unknown
Tin	Guangxi Huaxi Group Limited	China	Unknown
Tin	Guangxi Pinggui PGMA Co., Ltd. /CNMC	China	Unknown
Tin	H.J.Enthoven & Sons	United Kingdom	Unknown
Tin	Hana-High Metal	Malaysia	Unknown
Tin	Hanbaek nonferrous metals	South Korea	Unknown
Tin	Handok	South Korea	Unknown
Tin	Heesung -- Smelter Name Not Given	Indonesia	Unknown
Tin	Heesung Metal Ltd.	South Korea	Unknown
Tin	Heraeus Germany	Germany	Unknown
Tin	Heraeus Materials Singapore Pte, Ltd.	Singapore	Unknown
Tin	Heraeus Materials Technology GmbH & Co. KG	Germany	Unknown
Tin	Heraeus Oriental Hitec Co., Ltd.	South Korea	Unknown
Tin	Heraeus Precious Metals GmbH & Co. KG	Germany	Unknown
Tin	Heraeus Technology Center	Hong Kong	Unknown
Tin	Heraeus Zhaoyuan Changshu Electronic Material Co.,Ltd	China	Unknown
Tin	High Quality Technology Co., Ltd	China	Unknown
Tin	High-Power Surface Technology	China	Unknown
Tin	Hitachi Cable	Japan	Unknown
Tin	Hua Eng Wire & Cable Co., Ltd.	Taiwan	Unknown
Tin	Huanggang City Tongding Metallic Material Co., Ltd.	China	Unknown
Tin	Huanggang Tongding Metal Materials Co. Ltd.	China	Unknown
Tin	Huaxi Guangxi Group	China	Unknown
Tin	Huichang Jinshunda Tin Co. Ltd	China	Unknown
Tin	Huichang Shun Tin Kam Industries, Ltd.	China	Unknown
Tin	Hyundai-Steel	South Korea	Unknown
Tin	Ibf Ind Brasileira De Ferroligas Ltda.	Brazil	Unknown
Tin	Indium Corporation Of Europe.	United Kingdom and Northern Ireland	Unknown
Tin	Indonesia State Tin Corporation	Indonesia	Unknown
Tin	Indonesian Tin Ingot	Indonesia	Unknown
Tin	Ishihara Chemical Co. Ltd.	Japan	Unknown
Tin	ISHIKAWA METAL CO.,LTD.	Japan	Unknown
Tin	JalanPantai/Malaysia	Malaysia	Unknown
Tin	Jan Janq	Taiwan	Unknown
Tin	Jau Janq Enterprise Co. Ltd.	Taiwan	Unknown

Tin	Jean Goldschmidt International	Belgium	Unknown
Tin	Jiangxi Nanshan	China	Unknown
Tin	JiangxiShunda Huichang Kam Tin Co., Ltd.	China	Unknown
Tin	Jin Tian	China	Unknown
Tin	JU TAI INDUSTRIAL CO.,LTD.	China	Unknown
Tin	Kai Unita Trade Limited Liability Company	China	Unknown
Tin	Kaimeng(Gejiu) Industry and Trade Co., Ltd.	China	Unknown
Tin	Ketabang	United Kingdom	Unknown
Tin	Kewei Tin Co.,ltd	China	Unknown
Tin	KIHONG T & G	Indonesia	Unknown
Tin	KOKI JAPAN	Japan	Unknown
Tin	Korea Poongsan Smelting Corporation	Chile	Unknown
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	Czech Republic	Unknown
Tin	KU PING ENTERPRISE CO.,LTD	Taiwan	Unknown
Tin	KuanShanChina Ai Sen Self-conductor Meterials Company	China	Unknown
Tin	Kundur Smelter	Indonesia	Unknown
Tin	Kupol	Russian Federation	Unknown
Tin	Laibin China Tin Smelting Co., Ltd.	China	Unknown
Tin	LAIBIN SMELTERY OF LIUZHOU CHINA TIN GROUP CO.,LTD.	China	Unknown
Tin	Levitra can, Shenzhen Electronic Technology Co., Ltd.	China	Unknown
Tin	LingbaoJinyuan tonghu	China	Unknown
Tin	Linwu Xianggui Smelter Co	China	Unknown
Tin	Liuzhou China Tin	China	Unknown
Tin	Liuzhou China Tin Group Company Ltd - Laibin Smelter	China	CFSP-active
Tin	LS-Nikko Copper Inc	South Korea	Unknown
Tin	LUPON ENTERPRISE CO., LTD	Taiwan	Unknown
Tin	Magnu's Minerais Metais e Ligas LTDA	Brazil	Conflict Free
Tin	Malaysia Smelting Corp	Malaysia	Conflict Free
Tin	MCP Group	United States	Unknown
Tin	MCP Heck	Germany	Unknown
Tin	MCP Metal Specialist Inc.	China	Unknown
Tin	MCP Metal specialties, Inc.	United States	Unknown
Tin	MCP Mining & Chemical Products Ltd. UK	United Kingdom	Unknown
Tin	Melt Metais e Ligas S/A	Brazil	Conflict Free
Tin	Meng neng	China	Unknown
Tin	Mentok Smelter	Indonesia	Unknown
Tin	Metaconcept	France	Unknown

Tin	Metallic Resources Inc	United States	Unknown
Tin	Metallo Chimique	Belgium	Unknown
Tin	Millard Wire	United States	Unknown
Tin	Mineração Taboca S.A.	Brazil	Conflict Free
Tin	Ming Li Jia smelt Metal Factory	China	Unknown
Tin	Minmetals Ganzhou Tin Co. Ltd.	China	Unknown
Tin	Minsur	Peru	Conflict Free
Tin	Minsur S.A. Tin Metal	Bolivia	Unknown
Tin	Mits-Tec (Shanghai) Co. Ltd.	China	Unknown
Tin	Mitsubishi	Taiwan	Unknown
Tin	Mitsubishi Material	Japan	Unknown
Tin	Mitsubishi Materials Corporation	Japan	Conflict Free
Tin	MSC	Indonesia	Unknown
Tin	MSC,Malaysia Smelting	Malaysia	Unknown
Tin	Nancang Metal Material Co.,Ltd	China	Unknown
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Unknown
Tin	Nathan Trotter & Co	United States	Unknown
Tin	Nathan Trotter & Co INC.	Peru	Unknown
Tin	Nathan Trotter & Co., Inc.	United States	Unknown
Tin	NGHE TIN NON-FERROUS METAL	Vietnam	Unknown
Tin	nihon superior co.,ltd	Japan	Unknown
Tin	Nihon Genma MFG Co., Ltd.	Japan	Unknown
Tin	Nihon Genma MFG Co., Ltd.	Thailand	Unknown
Tin	Nihon Kagaku Sangyo Co., Ltd	Japan	Unknown
Tin	Nihon Kagaku Sangyo Co., Ltd	Japan	Unknown
Tin	Nihon superior co.,Ltd	Japan	Unknown
Tin	Ningbo Jintian copper (Group ) Company Limited	China	Unknown
Tin	Nippon Filler Metals Ltd	Japan	Unknown
Tin	Novosibirsk Integrated Tin Works	Russian Federation	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CFSP-active
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CFSP-active
Tin	OMG	United States	Unknown
Tin	OMSA	Bolivia	Conflict Free
Tin	Operaciones Metalugicas SA.	Indonesia	Unknown
Tin	PL Timah Tbk	Indonesia	Unknown
Tin	Poongsan Corporation	South Korea	Unknown
Tin	Posco	South Korea	Unknown

Tin	ProtekDevice	United States	Unknown
Tin	PT Alam Lestari Kencana	Indonesia	Unknown
Tin	PT Artha Cipta Langgeng	Indonesia	Conflict Free
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conflict Free
Tin	PT Babel Inti Perkasa	Indonesia	Conflict Free
Tin	PT Babel Surya Alam Lestari	Indonesia	Unknown
Tin	PT Bangka Putra Karya	Indonesia	Conflict Free
Tin	PT Bangka Timah Utama Sejahtera	Indonesia	Unknown
Tin	PT Bangka Tin Industry	Indonesia	Conflict Free
Tin	PT Belitung Industri Sejahtera	Indonesia	Conflict Free
Tin	PT Billi Tin Makmur Lestari	Brazil	Unknown
Tin	PT BilliTin Makmur Lestari	Indonesia	CFSP-active
Tin	PT Bukit Timah	Indonesia	Conflict Free
Tin	PT DS Jaya Abadi	Indonesia	Conflict Free
Tin	PT Eunindo Usaha Mandiri	Indonesia	Conflict Free
Tin	PT Fang Di MulTindo	Indonesia	Unknown
Tin	PT HP Metals Indonesia	Indonesia	Unknown
Tin	PT Indra Eramulti Logam industri	Indonesia	Unknown
Tin	PT Inti Stania Prima	Indonesia	CFSP-active
Tin	PT Karimun Mining	Indonesia	CFSP-active
Tin	PT Koba Tin	Indonesia	Unknown
Tin	PT Mitra Stania Prima	Indonesia	Conflict Free
Tin	PT Panca Mega Persada	Indonesia	Conflict Free
Tin	PT Prima Timah Utama	Indonesia	Conflict Free
Tin	PT Refined Banka Tin	Indonesia	Conflict Free
Tin	PT Sariwiguna Binasentosa	Indonesia	Conflict Free
Tin	PT Seirama Tin investment	Indonesia	Unknown
Tin	PT Stanindo Inti Perkasa	Indonesia	Conflict Free
Tin	PT Sumber Jaya Indah	Indonesia	CFSP-active
Tin	PT Tambang	Indonesia	Unknown
Tin	PT Tambang Timah	Indonesia	Conflict Free
Tin	PT Timah	Indonesia	Conflict Free
Tin	PT Timah (Persero) Tbk	Indonesia	Unknown
Tin	PT Timah Nusantara	Indonesia	Unknown
Tin	PT Tinindo Inter Nusa	Indonesia	Conflict Free
Tin	PT Tommy Utama	Indonesia	Unknown
Tin	PT Yinchendo Mining Industry	Indonesia	Unknown

Tin	PT. CITRALOGAM ALPHASEJAHTERA	Indonesia	Unknown
Tin	PT. Supra Sukses Trinusa	Indonesia	Unknown
Tin	PT. TAMBANG TIMAH	Indonesia	Unknown
Tin	PT. TIMAH	Indonesia	Unknown
Tin	PT.DS JAYA ABADI	Indonesia	Unknown
Tin	PT.Indra Eramulti Logam Industri	Indonesia	Unknown
Tin	Pure Technology	United States	Unknown
Tin	QianDao Co. ,ltd	China	Unknown
Tin	Rahman Hydraulic Tin Sdn Bhd	Malaysia	Unknown
Tin	RBT	Indonesia	Unknown
Tin	REDSUN	Taiwan	Unknown
Tin	Rohm und Haas	Germany	Unknown
Tin	RST	Germany	Unknown
Tin	Rui Da Hung	Taiwan	CFSP-active
Tin	S Company	Thailand	Unknown
Tin	Salzgitter	Germany	Unknown
Tin	Samhwa Non-ferrorus Metal Ind. Co. Ltd	South Korea	Unknown
Tin	Samhwa non-ferrorus Metal ind.co.ltd	South Korea	Unknown
Tin	Samtec	United States	Unknown
Tin	seirenngyousya	China	Unknown
Tin	Senju Metal Industry Co. Ltd. (SMIC)	Japan	Unknown
Tin	Senju Metal Industry Co.,Ltd.	China	Unknown
Tin	SGS BOLIVIA S.A.	Bolivia	Unknown
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	China	Unknown
Tin	Shanghai Sinyang Semiconductor Materials	China	Unknown
Tin	Shanghai Yuanhao Surface Finishing Co. Ltd.	China	Unknown
Tin	ShangHai YueQiang Metal Products Co., LTD	China	Unknown
Tin	Shao Xing Tian Long Tin Materials Co. LTD.	China	Unknown
Tin	Shen Mao Solder(m)Sdn Bhd	Malaysia	Unknown
Tin	SHENMAO TECHNOLOGY INC	Taiwan	Unknown
Tin	SHENZHEN CHEMICALS & LIGHT INDUSTRY CO.,LTD.	China	Unknown
Tin	Shenzhen keaixin Technology	China	Unknown
Tin	Shenzhen Yi Cheng Industrial	China	Unknown
Tin	Shuer Der Industry (Jiangsu) Co. Ltd.	China	Unknown
Tin	Sinitron, Shenmao Solder (M) Sdn. Bhd.	Malaysia	Unknown
Tin	Sizer Metals PTE	Singapore	Unknown
Tin	Smelting Branch of Yunnan Tin Company Ltd	China	Unknown

Tin	SMIC SENJU MALAYSIA	Malaysia	Unknown
Tin	Soft Metais, Ltda.	Brazil	CFSP-active
Tin	SOLDER COAT CO.,LTD.	Japan	Unknown
Tin	Stretti	Malaysia	Unknown
Tin	Taboca/Paranapanema	Brazil	Unknown
Tin	Taicang City Nancang Metal Meterial Co., Ltd	China	Unknown
Tin	Taiwan Total Co. Ltd.	Taiwan	Unknown
Tin	Tamura	Japan	Unknown
Tin	TCC steel	South Korea	Unknown
Tin	TDK	Japan	Unknown
Tin	TENNANT METAL PTY LTD.	Australia	Unknown
Tin	Thailand Smelting and Refining Co.Ltd.	Thailand	Unknown
Tin	Thaisarco	Thailand	Conflict Free
Tin	The dongguan rise the solder materials Co., LTD	China	Unknown
Tin	Tianjin Huamei	China	Unknown
Tin	TIANSHUI LONGBO BUSINESS &TRADE CO.,LTD.	China	Unknown
Tin	Tim Plating Gejiu	China	Unknown
Tin	TIMAH	Indonesia	Unknown
Tin	Timah (Persero) Tbk	Indonesia	Unknown
Tin	Tochij	Japan	Unknown
Tin	Tong Ding Metal Company. Ltd.	China	Unknown
Tin	TONGDING METALLIC MATERIAL CO.LTD	China	Unknown
Tin	Traxys	France	Unknown
Tin	Umicore	Belgium	Unknown
Tin	Uni Bros Metal Pte Ltd	Singapore	Unknown
Tin	Unit Metalurgi PT Timah (Persero ) Tbk	Indonesia	Unknown
Tin	United States of America Univertical International (Suzhou) Co., Ltd	China	Unknown
Tin	Univertical International (Suzhou) Co., Ltd.	China	Unknown
Tin	VERTEX METALS INCORPORATION	Taiwan	Unknown
Tin	Vishay Intertechnology	China	Unknown
Tin	WC Heraeus Hanau	Germany	Unknown
Tin	Well-Lin Enterprise Co Ltd	Taiwan	Unknown
Tin	Westfalenzinn	Germany	Unknown
Tin	Westmetall GmbH & Co. KG	Germany	Unknown
Tin	White Solder Metalurgia	Brazil	Conflict Free
Tin	Wilhelm Westmetall, Germany	Germany	Unknown

Tin	Wind Yunnan Nonferrous Metals Co.,Ltd.	China	Unknown
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	China	Unknown
Tin	Wuxi Lantronic Electronic CO.,Ltd	China	Unknown
Tin	wuxi yunxi	China	Unknown
Tin	XiHai	China	Unknown
Tin	XiHai - Liuzhou China Tin Group Co ltd - list as "China Tin"	China	Unknown
Tin	XIN WANG copper smelter	China	Unknown
Tin	Yantai Zhaojin Precious Metals Co., Ltd.	China	Unknown
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	China	Unknown
Tin	YTMM	China	Unknown
Tin	Yun Xi Group	China	Unknown
Tin	Yun'an Dian'xi Tin Mine	China	Unknown
Tin	Yunnan Chengfeng	China	Unknown
Tin	Yunnan Chengfeng Non-Ferrous Metals Co Ltd	China	CFSP-active
Tin	Yunnan Tin Company Limited	China	Conflict Free
Tin	Yunnan, China Rare Metal Materials Company	China	Unknown
Tin	Yuntinic Chemical GmbH	Germany	Unknown
Tin	YunXI	China	Unknown
Tin	Yun'xin Non-ferrous Electroanalysis Ltd.	China	Unknown
Tin	Yutinic Resources	United States	Unknown
Tin	Zhangzhou Macro Real Non-Ferrous Metals	China	Unknown
Tin	Zhangzhou Xiangcheng Hongyu Building Co., Ltd.	China	Unknown
Tin	ZHEJIANG HUANGYAN XINQIAN ELECTRICAL EQUIPMENT FITTINGS FACTORY	China	Unknown
Tin	ZhongShi	China	Unknown
Tin	Zhuhai Horyison Solder Co.,Ltd	China	Unknown
Tin	ZHUZHOU SMELTER GROUP CO., LTD	China	Unknown
Tin	Zi Jin Copper	China	Unknown
Tin	ソルダーコート株式会社	Japan	Unknown
Tin	中国广西南丹华锡集团	China	Unknown
Tin	临武湘桂矿冶有限责任公司	China	Unknown
Tin	云南冶金集团股份有限公司	China	Unknown
Tin	云锡集团	China	Unknown
Tin	亜橋企業股份有限公司	Taiwan	Unknown
Tin	China Tin Lai Ben Smelter Co., Ltd.	China	Unknown
Tin	侠益金属工業（股）有限公司	China	Unknown

Tin	優耐銅材（蘇州）有限公司	China	Unknown
Tin	全鎧實業（股）有限公司	Taiwan	Unknown
Tin	千住金属工業株式会社	Japan	Unknown
Tin	台年高科技股份有限公司	Taiwan	Unknown
Tin	宗楊實業有限公司	Taiwan	Unknown
Tin	日益和化工（苏州）有限公司 Increasingly and Chemical (Suzhou) Co., Ltd.	China	Unknown
Tin	SUN SURFACE TECHNOLOGY CO.,LTD	China	Unknown
Tin	来宾华锡冶炼有限公司	China	Unknown
Tin	松尾ハンダ株式会社	Japan	Unknown
Tin	松島金属株式会社	Japan	Unknown
Tungsten	A.L.M.T. Corp.	Japan	CFSP-active
Tungsten	Air Products	United States	Unknown
Tungsten	Alldyne Powder Technologies (ATI Firth Sterling)	United States	Unknown
Tungsten	Allied material Corp.	Japan	Unknown
Tungsten	Alluter Technology (Shenzhen) Co., Ltd	China	Unknown
Tungsten	ALMT	China	Unknown
Tungsten	Alta Group	United States	Unknown
Tungsten	Altlantic Metals	United States	Unknown
Tungsten	ATI Tungsten Materials	United States	CFSP-active
Tungsten	Axis Material Limited	Japan	Unknown
Tungsten	Beijing Zenith Materials	China	Unknown
Tungsten	Buffalo Tungsten	China	Unknown
Tungsten	Buffalo Tungsten, Inc.	United States	Unknown
Tungsten	Central Glass / Japan	Japan	Unknown
Tungsten	ChangChun up-optech	China	Unknown
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	China	CFSP-active
Tungsten	Chenzhou Diamond Tungsten Products Co,. Ltd.	China	Conflict Free
Tungsten	China Minmetals Corp.	China	Unknown
Tungsten	China Minmetals Nonferrous Metals Co Ltd	China	Unknown
Tungsten	China National Nonferrous	China	Unknown
Tungsten	China National Non-Ferrous & Jiangxi corporation limited	China	Unknown
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China	CFSP-active
Tungsten	CWB Materials	United States	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	CFSP-active
Tungsten	Degutea	South Korea	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Conflict Free

Tungsten	Ganxian Shirui New Material Co., Ltd.	China	Unknown
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China	Unknown
Tungsten	Ganzhou Hongfei Materials Co.	China	Unknown
Tungsten	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.	China	Unknown
Tungsten	Ganzhou Hongfei W&Mo Materials Co., Ltd.	China	Unknown
Tungsten	Ganzhou Huaxin Tungsten Products Ltd	China	Conflict Free
Tungsten	Ganzhou Huaxing Tungsten	China	Unknown
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conflict Free
Tungsten	Ganzhou Nonferrous metals Smelting	China	Unknown
Tungsten	Ganzhou Nonferrous Metals Smelting Co Ltd.	China	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conflict Free
Tungsten	Ganzhou Sinda W&Mo Co., Ltd.	China	Unknown
Tungsten	Global Advanced Metals	United States	Unknown
Tungsten	Global Tungsten & Powders Corp USA	United States	Conflict Free
Tungsten	Global Tungsten & Powders Corp.	China	Unknown
Tungsten	Golden Egret	China	Unknown
Tungsten	H.C. Starck GmbH	Germany	CFSP-active
Tungsten	H.C. Starck Smelting GmbH & Co.Kg.	Germany	CFSP-active
Tungsten	HC Stack	United States	Unknown
Tungsten	Hitachi Ltd.	Japan	Unknown
Tungsten	Hunan Chenzhou Mining Group Co	China	CFSP-active
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China	Conflict Free
Tungsten	IES Technical Sales	United States	Unknown
Tungsten	Izawa Metal Co., Ltd	Japan	Unknown
Tungsten	Jada Electronic limited (JX Nippon Mining&Matel Co., Ltd)	China	Unknown
Tungsten	Japan New Metals Co Ltd	Japan	Conflict Free
Tungsten	Jiangxi Gan Bei Tungsten	China	Conflict Free
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Unknown
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China	CFSP-active
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CFSP-active
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	China	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CFSP-active
Tungsten	JX Nippon Mining & Metals Co., Ltd	Japan	Unknown
Tungsten	Kanto Denka Kogyo Co., Ltd.	Japan	Unknown
Tungsten	Kennametal Inc.	United States	CFSP-active

Tungsten	KYORITSU GOKIN CO., LTD.	Japan	Unknown
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conflict Free
Tungsten	Micro 100	United States	Unknown
Tungsten	Midwest Tungsten Wire Co.	United States	Unknown
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	China	Unknown
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	China	Unknown
Tungsten	Mitsubishi Materials	Japan	Unknown
Tungsten	Mitsubishi Materials Corporation	Japan	Unknown
Tungsten	Mitsui Mining & Smelting Co., Ltd	Japan	Unknown
Tungsten	Nanchang Cemeted Carbide Limited Liability Company	China	Unknown
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID	China	Unknown
Tungsten	Nippon Micrometal Cop	Japan	Unknown
Tungsten	NIPPON TUNGSTEN CO., LTD.	Japan	Unknown
Tungsten	North American Tungsten Corporation Ltd	United States	Unknown
Tungsten	Nui Phao H.C. Starck Tungsten	Vietnam	CFSP-active
Tungsten	Plansee	Austria	Unknown
Tungsten	Pobedit JSC	Russian Federation	Unknown
Tungsten	Praxair	United States	Unknown
Tungsten	Saganoseki Smelter & Refinery	Japan	Unknown
Tungsten	Sandvik	United States	Unknown
Tungsten	Sendi (Japan): Kyocera Corporation	Japan	Unknown
Tungsten	Sichuan Metals & Materials Imp & Exp Co	China	Unknown
Tungsten	Sincemat Co, Ltd	China	Unknown
Tungsten	Solar Applied Materails Technology Corp.	Taiwan	Unknown
Tungsten	Sumitomo	Canada	Unknown
Tungsten	Sumitomo	China	Unknown
Tungsten	Sumitomo Electric, USA (A.L.M.T.)	United States	Unknown
Tungsten	Sumitomo Metal Mining Co. Ltd.	Japan	Unknown
Tungsten	Sunaga Tungsten	Japan	Unknown
Tungsten	Sylham	United States	Unknown
Tungsten	TaeguTec	South Korea	Unknown
Tungsten	Taiyo Nippon Sanso Trading (Shanghai) Co., LTD	China	Unknown
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	Japan	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	Vietnam	CFSP-active
Tungsten	Tosoh	Japan	Unknown
Tungsten	Triumph Northwest	United States	Unknown
Tungsten	ULVAC, Inc.	Japan	Unknown

Tungsten	Unknown - Confidential	Mexico	Unknown
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam	Conflict Free
Tungsten	Voss Metals Company, Inc.	United States	Unknown
Tungsten	Williams Brewster	United States	Unknown
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Conflict Free
Tungsten	Wolfram Company CJSC	Russian Federation	Unknown
Tungsten	Wort Wayne Wire Die	United States	Unknown
Tungsten	Xiamen Tungsten（H.C.）Co., Ltd.	China	Unknown
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	China	Unknown
Tungsten	Xiamen H.C.	China	Conflict Free
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.,Ltd	China	Unknown
Tungsten	Xiamen Tungsten Co Ltd	China	Conflict Free
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CFSP-active
Tungsten	Zhangyuan Tungsten Co Ltd	China	Unknown
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China	Unknown
Tungsten	ZhuZhou Cemented Carbide Works Import and Export Co.	China	Unknown